SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Check the appropriate box:

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Electronics For Imaging, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONICS FOR IMAGING, INC.

303 Velocity Way
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2004

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the “Company”), will be held on Thursday, June 3, 2004 at 9:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404 for the following purposes:

1. To elect eight (8) directors to serve for the ensuing year or until their successors are duly elected and qualified.

2. To approve the Company’s 2004 Equity Incentive Plan.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.

      Only stockholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

/s/ JOSEPH CUTTS

Joseph Cutts
Secretary

Foster City, California

April 29, 2004

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. YOU MAY ALSO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. FURTHER INFORMATION IS PROVIDED WITH THE ENCLOSED PROXY CARD.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
COMMUNICATION WITH THE BOARD
COMPENSATION OF DIRECTORS
PROPOSAL TWO APPROVAL OF 2004 EQUITY INCENTIVE PLAN
SECURITY OWNERSHIP
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTION GRANTS AND EXERCISES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EMPLOYMENT AGREEMENTS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED TRANSACTIONS
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ELECTRONICS FOR IMAGING, INC., NASDAQ US INDEX AND NASDAQ COMPUTERS AND MANUFACTURERS INDEX
AUDIT COMMITTEE REPORT
OTHER MATTERS

ELECTRONICS FOR IMAGING, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, June 3, 2004 at 9:00 a.m., Pacific Daylight Time (“the Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2004 to stockholders entitled to vote at the Annual Meeting.

      At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect eight directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to approve the Company’s 2004 Equity Incentive Plan; and (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, will be voted.

Voting Rights and Outstanding Shares

      Only stockholders of record at the close of business on April 12, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of April 12, 2004, the Company had outstanding and entitled to vote 53,977,326 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. If you hold shares beneficially in street name and do not provide your broker or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker or other nominee is not permitted to vote on a proposal (such as stock option proposals or extraordinary proposals) without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes are counted towards a quorum, they are not counted for any purpose in determining whether a matter has been approved and will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

      In the event that a quorum is not represented at the Annual Meeting, or sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares then present in person or by proxy.

Solicitation

      The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse such nominees for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, email and personal solicitation by directors, officers and regular employees of the Company or, at the Company’s request, Georgeson Shareholder Communications. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but Georgeson Shareholder Communications will be paid its customary fee, estimated to be approximately $7,500, if it renders solicitation services.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive office, 303 Velocity Way, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals to be Presented at Next Annual Meeting

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in the year 2005, pursuant to Rule 14a-8 of the Securities and Exchange Commission, is December 31, 2004. The Rules of the Securities Exchange Commission also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement (the “Discretionary Voting Deadline”). The Discretionary Vote Deadline for the year 2005 Annual Meeting is March 16, 2005. If a Stockholder gives notice of such proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board of Directors may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at the Company’s 2005 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      There are eight nominees for the eight board positions presently authorized by the Company’s bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. Proxies cannot be voted for more Directors than the eight nominees named. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. Each person nominated for election has agreed to serve, and the Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

      The names of the nominees, each of whom is currently a director of the Company elected by the stockholders or appointed by the Board, and certain information about them are set forth below:

Name of Nominee and Principal Occupation	Age	Director Since

Gill Cogan	52	1992
Founding Partner, Lightspeed Venture Partners (a venture capital firm)
Jean-Louis Gassée	60	1990
General Partner, Allegis Capital (a venture investments firm)
Guy Gecht	38	2000
Chief Executive Officer of the Company
James S. Greene	50	2000
President and General Manager for Financial Services, TeleTech Holdings, Inc. (a customer management services company)
Dan Maydan	68	1996
President Emeritus, Applied Materials, Inc. (a semiconductor manufacturing equipment company)
David Peterschmidt	56	2003
Chief Executive Officer, Securify, Inc. (a security management company)
Fred Rosenzweig	48	2000
President of the Company
Thomas I. Unterberg	73	1990
Chairman, C.E. Unterberg Towbin (an investment banking firm)

      Mr. Cogan is a founding Partner of Lightspeed Venture Partners established in 2000. Previously, he was Managing General Partner of Weiss, Peck & Greer Venture Partners, L.P. from 1991 until 2000. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was Chairman and Chief Executive Officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of several privately held companies. Mr. Cogan holds an MBA from the University of California at Los Angeles.

      Mr. Gassée is currently General Partner at Allegis Capital, a venture investments firm. From May 1979 to October 2002, Mr. Gassée served as a director and, in addition, from January 2002 as Chief Executive Officer of Computer Access Technology Corp., a communication protocol expert company. From 1990 to January 2002, Mr. Gassée was the Chief Executive Officer of Be, Inc., a personal computer technology company. Mr. Gassée served as the President of Apple Products, a division of Apple Computer, Inc. (“Apple”), a manufacturer of personal computers and related software, from August 1988 to February 1990. From June 1987 to August 1988, Mr. Gassée served as Senior Vice President of research and development of Apple, and from June 1985 to June 1987, he served as Vice President of product development. He was also the founding General Manager for Apple Computer France, SARL. Before joining Apple, Mr. Gassée was President and General Manager of the French subsidiary of Exxon Business Systems. In addition, Mr. Gassée has held several management positions with Data General Corporation, including General Manager for France, Area Manager for Latin countries and Marketing Manager for Europe. He also spent six years with Hewlett-Packard Company, where he served in several positions, including Sales Manager of Europe. Mr. Gassée is a director of PalmSource PSRC.

      Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was Vice President and General Manager of Server Products. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

      Mr. Greene is currently President and General Manager for the Global Financial Services business of TeleTech Holdings, Inc., a customer management services company. From September 2001 until February 2004, Mr. Greene was a Senior Vice President with Cap Gemini Ernst & Young where he served clients in the global financial services industries. Prior to that he was Chief Executive Officer and President of Abilizer Solutions Inc., a global player in the Enterprise Information Portal software business. Prior to Abilizer, Mr. Greene was a Senior Partner with Accenture. Mr. Greene joined Accenture in 1979 and left in 2000 as the Managing Partner of their Western Region. Mr. Greene received his B.A. in Economics from the University of California at Davis and his M.B.A. from Santa Clara University.

      Dr. Maydan has been President Emeritus of Applied Materials, Inc., a semiconductor manufacturing equipment company, since April 2003 and a member of that company’s Board of Directors since June 1992. Prior to that, he had been President of Applied Materials since January 1994. From March 1990 to January 1994, Dr. Maydan served as Applied Materials’ Executive Vice President, with responsibility for all product lines and new product development. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years managing new technology development at Bell Laboratories during which time he pioneered laser recording of data on thin-metal films and made significant advances in photolithography and vapor deposition technology for semiconductor manufacturing. In 1998, Dr. Maydan was elected to the National Academy of Engineering. He serves on the Board of Directors of Drexler Technology and Advisory Board of Komatsu Electronics. Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, the Israel Institute of Technology, and his Ph.D. in Physics from Edinburgh University in Scotland.

      Mr. Peterschmidt was appointed Chief Executive Officer of Securify, Inc. in October 2003. Prior to that, Mr. Peterschmidt served as President and Chief Executive Officer of Inktomi from 1996 to 2002. From 1991 to 1996, Mr. Peterschmidt served as Chief Operating Officer at Sybase. Prior to Sybase, from 1988 to 1990 Mr. Peterschmidt was the owner and general manager of E2, a management consulting firm specializing in strategic planning. Mr. Peterschmidt has held numerous leadership positions at technology and consulting companies including System Industries, Lex Computer Products and Hamilton/Avnet. He serves on the Board of Directors of Business Objects and Active Decisions. Mr. Peterschmidt received an M.B.A. from Chapman College and a B.A. in Political Science from the University of Missouri.

      Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 to April 2004 he also served as Chief Operating Officer. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. From July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

      Mr. Unterberg is the co-founder and has served as a Chairman of C.E. Unterberg Towbin, an investment banking firm, since June 1989. He was a Managing Director of Shearson Lehman Hutton Inc. from January 1987 to January 1989. Prior to that, he was Chairman of the Board, Chief Executive Officer and Senior Managing Director of L.F. Rothschild, Unterberg, Towbin Holdings, Inc. and was associated with such firm or its predecessors from 1956. Mr. Unterberg is also a director of Systems & Computer Technology Corporation, ServiceWare, Inc. and Reasoning. Mr. Unterberg is a graduate of Princeton University and received an M.B.A. from the Wharton School, University of Pennsylvania.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

      The Company’s Board of Directors recommends a vote “FOR” all eight nominees listed above.

COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of Board of Directors and Committees

      The Board of Directors of the Company held a total of eight (8) meetings during 2003. The Board has established the following Committees to assist the Board in discharging its duties: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Governance Committee, (iv) a Non-Officer Stock Option Committee, and (v) an Employee Stock Purchase Plan Committee. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee as well as the Board of Director Guidelines can be found on the Company’s website at www.efi.com. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 2003.

Audit Committee

      The Audit Committee consists of Directors Cogan, Greene, and Maydan. The Audit Committee conducted five (5) meetings during 2003. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent auditors and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that James Greene is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

      The Audit Committee oversees the Company’s Ethics Program, which presently includes the Company’s Code of Business Conduct and Ethics, the Company’s Code of Ethics for the Management Team, the Company’s Code of Ethics for the Accounting and Finance Team, the Company’s Code of Ethics for the Sales Team (collectively, “the Ethics Codes”), an Internal Audit Committee responsible for receiving and investigating complaints, a 24-hour global toll-free hotline and an internal website whereby employees can anonymously submit complaints via email. The Company’s Ethics Codes can be found on the Company’s website at www.efi.com. The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Ethics Codes. The Company has also established an Internal Disclosure Committee to assist the officers of the Company in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.

      During the fiscal years ended December 31, 2003 and 2002 PricewaterhouseCoopers, LLP provided various audit, audit-related and non-audit services to the Company as follows:

	2003	2002

Audit Fees(a)	$915,274	$338,516
Audit-Related Fees(b)	$212,732	$110,240
Tax Fees(c)	$112,401	$125,789
All Other Fees(d)	—	—
Total	$1,240,407	$574,545

(a)	Audit Fees. Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(b)	Audit-Related Fees. Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Electronics for Imaging’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(c)	Tax Fees. Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international compliance and mergers and acquisitions.

(d)	All Other Fees. No such services were provided by PricewaterhouseCoopers in 2003.

      The Audit Committee is responsible for pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee has the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

      The Audit Committee of the Board has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent auditors’ independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence. 100% of the services of each of (b), (c), and (d) were approved by the Audit Committee.

      The Audit Committee has selected PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1992.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Compensation Committee

      The Compensation Committee consists of Directors Gassée and Peterschmidt. The Compensation Committee conducted two (2) meetings during 2003. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s Stock Plans.

Nominating and Governance Committee

      The Nominating and Governance Committee consists of Directors Maydan, Greene and Gassée. The Board established the Nominating and Governance Committee in March 2003 and it undertook its actions by unanimous written consent during 2003. The Board has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Nominating and Governance Committee develops and recommends governance principles and recommends director nominees.

Consideration of Director Nominees

Stockholder Nominees

      The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”

      The Nominating and Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Nominating and Governance Committee at the Company’s

headquarters address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting.

      The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities that is owned beneficially and of record by such Stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the nomination.

      Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should be addressed to:

Electronics for Imaging, Inc.
Attention: Nominating and Governance Committee
c/o Joseph Cutts
303 Velocity Way
Foster City, CA 94404

Director Qualifications

      The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company Boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

      The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

      The Nominating and Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

•	For incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company Boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq National Market rules.

      After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Governance Committee.

Non-Officer Stock Option Committee

      The Non-Officer Stock Option Committee consists of Director Gecht. The Non-Officer Stock Option Committee undertook its actions by unanimous written consent during 2003. The Non-Officer Stock Option Committee has the authority to grant stock awards to eligible persons who are not subject to Section 16 of the Exchange Act of 1934.

Employee Stock Purchase Plan Committee

      The Employee Stock Purchase Plan Committee consists of Directors Gecht and Rosenzweig. The Employee Stock Purchase Plan Committee undertook its actions by unanimous written consent during 2003. The Employee Stock Purchase Plan Committee is responsible for the administration of the Employee Stock Purchase Plan.

COMMUNICATION WITH THE BOARD

      Stockholders who wish to communicate with the Board should send such communications via regular mail addressed to the Company’s Corporate Secretary, Joseph Cutts, at Electronics for Imaging, Inc., 303 Velocity Way, Foster City, California 94404. He will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.

      The Company encourages its directors to attend the annual meeting of stockholders. Last year, two of the Company’s directors attended the annual meeting of stockholders.

COMPENSATION OF DIRECTORS

      In 2003, outside members of the Board of Directors were entitled to receive cash compensation in the amount of $20,000 per year plus $1,000 per Board of Directors meeting attended in person or $500 per Board of Directors meeting attended by telephone and $1,000 per Committee meeting attended, except for Audit Committee meetings, in addition to reimbursement of reasonable expenses incurred in attending meetings; Audit Committee members receive $2,000 per Audit Committee meeting attended. The Audit Committee Chairperson receives $4,000 per meeting and the Compensation Committee Chairperson receives $2,000 per meeting attended. During 2003, each of the outside members of the Board of Directors, except for David Peterschmidt, received an option to purchase 22,000 shares of stock at an exercise price of $26.59 vesting over a period of 30 months in equal monthly increments; David Peterschmidt received an option to purchase 22,000 shares of stock at an exercise price of $24.65 vesting over a period of 30 months in equal monthly increments. All options expire at the end of seven years.

PROPOSAL TWO

APPROVAL OF 2004 EQUITY INCENTIVE PLAN

Introduction

      The Company has previously adopted three stock plans, including the 1989 Stock Plan (the “1989 Plan”), the 1990 Stock Plan (the “1990 Plan”) and the 1999 Equity Incentive Plan (the “1999 Plan”). In addition, the Company assumed the MGI 1985 Nonqualified Stock Option Plan on August 31, 1999 (the “MGI Plan”), the Splash Technology Holdings, Inc. 1996 Stock Option Plan on October 23, 2000 (the “Splash Plan”), the Prographics, Inc. 1999 Stock Option Plan on November 5, 2003 (the “Prographics Plan”), the Printcafe Software, Inc. 2000 Stock Incentive Plan on November 5, 2003 (the “Printcafe Plan”), the Printcafe Software, Inc. 2002 Key Executive Stock Incentive Plan on November 5, 2003 (the “Printcafe Executive Plan”), the Printcafe Software, Inc. 2002 Employee Stock Incentive Plan on November 5, 2003 (the “Printcafe Software Plan”), and the T/R Systems, Inc. 1999 Stock Option Plan on January 13, 2004 (the “T/R Plan” and, together with the 1999 Plan, 1989 Plan, the 1990 Plan, the MGI Plan, the Splash Plan, the Prographics Plan, the Printcafe Plan, the Printcafe Executive Plan and the Printcafe Software Plan, the “Stock Plans”). The Stock Plans are administered by the Board of Directors or a committee appointed by the Board. The Stock Plans provide for grants to employees, consultants and directors of the Company or any parent or subsidiary (as defined in the Stock Plans) of the Company.

      The authority to grant new awards under the 1989 Plan was terminated on May 6, 1999 upon approval by stockholders of the 1999 Plan. No awards remain outstanding under the 1989 Plan. The authority to grant new awards under the 1990 Plan by its terms expired in June 2000. The MGI Plan by its term expired in December 2000.

      The Splash Plan was amended on April 4, 2003 to eliminate the Company’s ability to issue restricted stock and stock bonus awards and to require stockholder approval for any repricings, including “six months and one day” programs.

      The 1999 Plan was amended on April 4, 2003 to reduce the aggregate number of shares subject to awards granted in the form of stock bonuses and restricted stock from 10% of the aggregate shares reserved for issuance under the 1999 Plan to 2.5%. The 1999 Plan was also amended on April 4, 2003, to require the Board to submit any repricings, including “six months and one day” programs, for stockholder approval.

      The following table sets forth information regarding the Stock Plans as of March 15, 2004.

					Weighted
					Average
			Forfeited/	Out-	Exercise
Plan Name	Granted	Exercised	Cancelled	standing	Price	Available

	(Shares in thousands)
1999 Plan	14,978	2,833	4,760	7,385	$18.75	332
Splash Plan	1,988	744	703	541	$18.62	—
Printcafe Software Plan	89	—	12	77	$72.41	3
Printcafe Executive Plan	80	—	29	51	$40.18	29
T/R Systems Plan	—	—	—	—	—	173
1990 Plan	17,799	8,154	6,710	2,935	$33.68	—
MGI Plan	83	49	30	4	$25.90	—
Prographics Plan	1	—	—	1	$754.49	—
Printcafe Plan	11	—	4	7	$1,793.65	—

	35,029	11,780	12,248	11,001	$24.49	537

      On April 28, 2004, the Board of Directors approved, subject to the approval of our stockholders, the Electronics for Imaging, Inc. 2004 Equity Incentive Plan (the “2004 Plan”). If the 2004 Plan is approved by stockholders, 3,750,000 shares of Common Stock will be available for award grant purposes under that plan in addition to the shares available under the existing Stock Plans.

      The 2004 Plan, like the Company’s equity incentive plans generally, is intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Board of Directors believes that long-term stock ownership by all employees, including executive officers, is an important factor in achieving above-average growth in share value and in retaining valued employees.

      A combination of events is straining our allocation of approved shares. We have grown from 927 employees at the end of 2002 to a current level of approximately 1,415 employees as a result of both internal growth and our recent acquisitions. We are continuously looking for opportunities to grow our business and continue our success in the marketplace; however, our ability to continue to grow is affected by our ability to recruit and retain qualified employees. In order to recruit and retain qualified employees, we need to provide them with meaningful equity opportunities. Currently, the weighted average exercise price for all options is $24.49, with exercise prices ranging from $5.00 to $7,467.09 per share. A total of 2,150,961 shares have an exercise price that is greater than or equal to $32. As a result, many of our employees currently hold stock options that are considered under-water. Stockholders are requested to approve the adoption of the 2004 Plan with 3,750,000 shares of Common Stock authorized for issuance thereunder to enable us to provide our employees with meaningful equity opportunities and to help further link our employees’ interests with those of our stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2004 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      EFI has not approved any awards that are conditioned upon stockholder approval of this 2004 Plan proposal. EFI is not currently considering any specific award grants under the 2004 Plan. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2004 Plan cannot be determined at this time. If the adoption of the 2004 Plan proposal had been in effect in fiscal 2003, EFI expects that its award grants for fiscal 2003 would not have been substantially different from those actually made in that year under the 1999 Plan.

      The Company’s Board of Directors unanimously recommends a vote “FOR” the adoption of the 2004 Plan

      All members of the Board of Directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

      The essential features of the 2004 Plan are outlined below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Annex A to this Proxy Statement.

General

      The 2004 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses, stock units, restricted stock purchase awards and restricted stock units (collectively “awards”). Incentive stock options granted under the 2004 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2004 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 2004 Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

      The Board adopted the 2004 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Currently all of our approximately 1,415 employees, including each of our named executive officers as well as non-employee directors and consultants of the Company and affiliates, are eligible to participate in the 2004 Plan.

Administration

      The Board administers the 2004 Plan. Subject to the express limits of the 2004 Plan, the Board has the power to construe and interpret the 2004 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price or purchase price of each award, the type of consideration and other terms of the option or award.

      The Board has the power to delegate administration of the 2004 Plan to a committee composed of one or more members of the Board. If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. Certain authority to grant awards to non-officer and non-director employees and consultants also may be delegated to one or more officers of the Company. As used herein with respect to the 2004 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any such subcommittee or officer within its or his delegated authority, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 2004 Plan to the Compensation Committee which may further delegate administration of stock awards for non-director and non-officer employees to the Non-Officer Stock Option Committee.

Eligibility

      Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the 2004 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 2004 Plan.

      No incentive stock option may be granted under the 2004 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the

Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2004 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

      No employee may be granted options and/or stock appreciation rights under the 2004 Plan exercisable for more than the following applicable limit: (i) two million (2,000,000) shares in the aggregate as to awards granted to the employee during the fiscal year of the Company in which the employee is initially employed by the Company or an affiliate, or (ii) one million (1,000,000) shares in the aggregate as to awards granted to the employee during any subsequent fiscal year of the Company (collectively, the “Section 162(m) Limitations”).

Stock Subject to the 2004 Plan

      Subject to stockholder approval of the 2004 Plan, an aggregate of 3,750,000 shares of Common Stock are reserved for issuance under the 2004 Plan. If awards granted under the 2004 Plan expire or otherwise terminate without being exercised (or vested in the case of restricted stock and restricted stock units), the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 2004 Plan. To the extent that an award is settled by payment to the award holder of cash or consideration other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the plan. In the event that shares are delivered in respect of a stock appreciation right award, only the actual number of shares delivered with respect to the award will be counted against the share limit of the plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award, will be available for subsequent Awards under the plan.

Terms of Options

      The following is a description of the permissible terms of options under the 2004 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. As of March 15, 2004, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $24.66 per share.

      The exercise price of options granted under the 2004 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

      Option Exercise. Options granted under the 2004 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Vesting typically will occur during the optionholder’s continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, “service”) and regardless of any change in the capacity of such service. Shares covered by different options granted under the 2004 Plan may be subject to different vesting terms. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by (i) a cash payment upon exercise, (ii) authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, (iii) delivering already-owned Common Stock of the Company, or (iv) combination of these means.

      Term. The maximum term of options under the 2004 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 2004 Plan generally terminate three months after termination of the participant’s service, except that the Board may specify a shorter or longer period with respect to one or more awards subject to the 10-year maximum option term. The 3-month period is generally extended to 12 months if the optionee’s service terminates due to the optionee’s disability. The 3-month period is generally extended to 18 months if the optionee’s service terminates due to the optionee’s death. A participant may designate a beneficiary who may exercise the option following the participant’s death. The option term also may be extended in the event that exercise of the option within these periods is prohibited by law, particularly applicable securities law.

Terms of Stock Bonuses, Stock Units, Restricted Stock and Restricted Stock Units

      Payment. The Board determines the purchase price under a restricted stock purchase agreement or restricted stock unit agreement. The Board may award stock bonuses and bonuses of stock units in consideration of past services without a purchase payment.

      The purchase price of stock acquired pursuant to a restricted stock purchase agreement or restricted stock unit agreement under the 2004 Plan must be paid either in cash at the time the award is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

      Vesting; Minimum Vesting Schedule. Shares of stock sold or awarded under the 2004 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board; provided that shares of stock subject to a restricted stock award or restricted stock unit award will be subject to forfeiture (or repurchase by the company, as the case may be) if the award recipient’s service terminates before the award has become vested as to those shares. The 2004 Plan provides that the minimum vesting period for a restricted stock or restricted stock units award must be at least (a) one (1) year in the case of a restricted stock or restricted stock unit award subject to a vesting schedule based upon the achievement of specified performance goals or (b) three (3) years in the case of a restricted stock award absent such performance-based vesting; provided that the Board may provide that the award will vest in full upon the occurrence of a change in control and the Board may provide for pro-rata vesting over the applicable period. (Stock bonuses and stock units, which will be granted only for services previously rendered, will not be subject to these minimum vesting requirements.) The Board does not otherwise have the authority to waive the vesting requirements applicable to restricted stock awards and restricted stock unit awards.

      Restrictions on Transfer. Rights under a stock bonus, stock unit, restricted stock bonus or restricted stock unit agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable award agreement.

Stock Appreciation Rights

      The 2004 Plan authorizes three types of stock appreciation rights.

      Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights shall generally be made in cash.

      Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights shall generally be made in cash.

      Independent Stock Appreciation Rights. Independent stock appreciation rights are not tied to any underlying option, but instead are denominated in “share equivalents.” A share equivalent for these purposes is equal to a share of Common Stock. Independent stock appreciation rights entitle the participant to receive, upon exercise, a distribution for each exercised share equivalent that is equal to the current fair market value of a share of Common Stock, less the value of the share on the original date of grant. Distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

      The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. A participant may designate a beneficiary who may exercise the option following the participant’s death. During the lifetime of the participant, however, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances.

Adjustment Provisions

      As is customary in incentive plans of this nature, transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split or similar events, may change the class and number of shares of Common Stock subject to the 2004 Plan and outstanding awards and the per share exercise or purchase price of outstanding awards. In that event, the 2004 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2004 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

      The 2004 Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of mergers, or other corporate reorganizations (“change in control”), any surviving corporation will be required to either assume or continue awards outstanding under the 2004 Plan or substitute similar awards for those outstanding under the 2004 Plan. If any surviving corporation declines to assume or continue awards outstanding under the 2004 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which their options may be exercised will be accelerated and, for all awards, any repurchase rights or acquisition rights shall lapse. In such event, an outstanding option will terminate if the optionholder does not exercise it before the deadline established by the Board at or following the occurrence of the change in control. The acceleration of vesting or lapse of restrictions on an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

      The Board may suspend or terminate the 2004 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2004 Plan will terminate on April 28, 2014.

      The Board may also amend the 2004 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment would materially increase the benefits accruing to participants under the plan, materially increase the number of securities which may be issued under the plan, and/or materially modify the requirements for participation in the plan. The Board may, but need not, submit any other amendment to the 2004 Plan for stockholder approval.

No Repricings

      In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

No Limit on Other Authority

      The 2004 Plan will not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

Federal Income Tax Information

      Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Incentive Stock Options. Incentive stock options under the 2004 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

      If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options, Restricted Stock Purchase Awards, Stock Bonuses, Stock Units and Restricted Stock Units. Nonstatutory stock options, restricted stock purchase awards, stock bonuses, stock units and restricted stock units granted under the 2004 Plan generally have the following federal income tax consequences:

      There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.

SECURITY OWNERSHIP

      Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of March 15, 2004 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Common Stock

	No. of	Percent
Name of Beneficial Owner(1)	Shares	Owned

Fidelity Management & Research(1)	7,059,579	13.1%
82 Devonshire Street
Boston, Massachusetts 02109
Neuberger Berman, LLC(1)	5,157,330	9.6
605 Third Avenue
New York, New York 10158
Smith Barney Asset Management(1)	3,323,295	6.2
388 Greenwich Street
New York, New York 10013
Fred Rosenzweig(2)	310,166	*
Thomas Unterberg(3)	198,176	*
Guy Gecht(4)	163,177	*
Joseph Cutts(5)	102,634	*
Gill Cogan(6)	84,301	*
Jean-Louis Gassée(7)	74,301	*
Dan Maydan(8)	53,361	*
James S. Greene(9)	41,301	*
David Peterschmidt(10)	16,666	*
All executive officers and directors as a group (9 persons)(11)	1,044,083	1.9%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 53,977,326 shares outstanding on April 12, 2004 adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)	Includes 300,166 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of April 12, 2004.

(3)	Includes 79,176 shares of Common Stock issuable upon exercise of options granted to Mr. Unterberg under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of April 12, 2004; 4,000 shares of Common Stock are beneficially owned by Mr. Unterberg’s spouse.

(4)	Includes 160,250 shares of Common Stock issuable upon the exercise of options granted to Mr. Gecht under the 1990 and/or 1999 Stock Plans which are exercisable within 60 days of April 12, 2004.

(5)	Includes 40,000 shares of restricted Common Stock granted on December 15, 2003 and subject to vesting over 4 years; and 59,475 shares of Common Stock issuable upon exercise of options granted to Mr. Cutts under the 1990 and/or 1999 Stock Plan, which are exercisable within 60 days of April 12, 2004.

(6)	Includes 74,301 shares of Common Stock issuable upon exercise of options granted to Mr. Cogan under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of April 12, 2004.

(7)	Includes of 74,301 shares of Common Stock issuable upon exercise of options granted to Mr. Gassée under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of April 12, 2004.

(8)	Includes 51,801 shares of Common Stock issuable upon exercise of options granted to Mr. Maydan under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of April 12, 2004.

(9)	Includes 41,301 shares of Common Stock issuable upon exercise of options granted to Mr. Greene under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of April 12, 2004.

(10)	Includes 16,666 shares of Common Stock issuable upon exercise of options granted to Mr. Peterschmidt under the 1999 Stock Plan which are exercisable within 60 days of April 12, 2004.

(11)	Includes an aggregate of 857,437 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors collectively under the 1990 and 1999 Stock Plans which are exercisable within 60 days of April 12, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2003 to December 31, 2003, all Section 16(a) filing requirements applicable to officers, directors or greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

      The following table lists certain information regarding executive officers as of April 28, 2004.

Name	Age	Position

Guy Gecht	38	Chief Executive Officer
Fred Rosenzweig	48	President
Joseph Cutts	40	Chief Financial Officer, Chief Operating Officer and Corporate Secretary

      Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was appointed Vice President and General Manager of Server Products. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

      Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 to April 2004, he also served as Chief Operating Officer. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. Prior to joining the Company, from July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

      Mr. Cutts was appointed Chief Financial Officer and Corporate Secretary of the Company in April 2000. In April 2004, Mr. Cutts was also appointed Chief Operating Officer of the Company. From January 1999 until April 2000, Mr. Cutts served as the Company’s Vice President of Finance. From March 1997 to January 1999, Mr. Cutts served as Director of Finance of the Company. Mr. Cutts served as the Director of Finance for the Nestlé Beverage Company from June 1994 until he joined the Company in March 1997. Mr. Cutts has served on the Board of Directors of Claria Corporation and has been the Chairman of their Audit Committee since February 2004. Mr. Cutts holds a B.S. in Finance from The Pennsylvania State University and an M.M. from Northwestern University.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The SEC requires the following table to set forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2003, 2002 and 2001 to all individuals serving as the Company’s Chief Executive Officer during the last complete fiscal year and its four most highly compensated executive officers other than the Chief Executive Officer (the “Named

Officers”) whose salary and bonus for the 2003 fiscal year was in excess of $100,000. The Company has only three executive officers, all of whom are included in the table below.

Summary Compensation Table

						Long-Term Compensation Awards

		Annual Compensation				Restricted	Number
						Stock	of	All Other
Name and Principal Position	Year	Salary(1)		Bonus(1)		Awards	Options	Compensation

		($)		($)		($)		($)
Guy Gecht(7)	2003	480,000		593,640	(2)	—	175,000	8,800	(6)
Chief Executive Officer	2002	436,000	(3)	471,388	(4)	—	145,000	8,800	(6)
	2001	476,667		395,271	(5)	—	175,000	8,000	(6)
Fred Rosenzweig(7)	2003	460,000		502,960	(2)		150,000	8,800	(6)
President and Chief	2002	417,833	(3)	410,186	(4)	—	100,000	8,800	(6)
Operating Officer	2001	458,333		344,119	(5)	—	150,000	8,000	(6)
Joseph Cutts(7)	2003	300,000		218,240	(2)	986,000 (8)	87,000	8,800	(6)
Chief Financial Officer	2002	272,500	(3)	186,198	(4)	—	50,000	8,800	(6)
and Corporate Secretary	2001	298,333		147,399	(5)	—	75,000	8,000	(6)

(1)	Amounts shown include cash and non-cash compensation earned and received by each Named Officer as well as amounts earned but deferred at the election of those Named Officers.

(2)	Represents bonuses accrued in 2003 under the Executive Bonus Plan and paid in March 2004.

(3)	Effective beginning July 15, 2002 through the end of 2002, Messrs. Gecht, Rosenzweig and Cutts voluntarily relinquished 20% of their monthly salary. A portion of the relinquished salary was subject to repayment in the form of a bonus in 2003 based upon the achievement of Company financial objectives established in June 2002 for the second half of 2002.

(4)	Represents bonuses accrued in 2002 under the Executive Bonus Plan and paid in February 2003, including amounts relating to the 2002 relinquished salary which was tied to the achievement of Company financial objectives for the second half of 2002.

(5)	Represents bonuses accrued in 2001 under the Executive Bonus Plan and paid in March 2002.

(6)	Represents the matching contribution which the Company made on behalf of each Named Officer to the Company’s 401(k) Plan and automobile allowance.

(7)	Messrs. Gecht, Rosenzweig and Cutts relinquished their rights to three weeks vacation valued at $27,691, $26,537 and $17,307, respectively during 2001.

(8)	Mr. Cutts received 40,000 shares of restricted Common Stock on December 15, 2003. The stock vests over 4 years. As of December 31, 2003, the stock had a value of $1,040,800 based on the closing price of the Company’s unrestricted Common Stock.

Executive Incentive Plans

      The Compensation Committee of the Company’s Board of Directors has adopted a bonus plan for its executive officers (the “Executive Bonus Plan”). Target bonuses under the Executive Bonus Plan have been established based on a factor of the individual’s annual salary for 2004 and are 100%, 90% and 70% for Messrs. Gecht, Rosenzweig and Cutts, respectively. Under the Executive Bonus Plan, the target bonus established for all participants is based on the individual’s and the Company’s performances.

STOCK OPTION GRANTS AND EXERCISES

      The following table sets forth information regarding stock option grants made during the fiscal year ended December 31, 2003 to each of the Named Officers.

Option Grants in Fiscal Year Ended December 31, 2003

	Individual Grants(1)				Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Shares	Options	Exercise		Appreciation for
	Underlying	Granted to	Price		Option Term(5)
	Options	Employees in	Per	Expiration
	Granted	2003(3)	Share	Date(4)	5%	10%

					(In thousands)
Guy Gecht	175,000 (2)	5.4%	$19.45	8/11/2010	$1,386	$3,229
Fred Rosenzweig	150,000 (2)	4.6%	$19.45	8/11/2010	$1,188	$2,768
Joseph Cutts	87,000 (2)	2.7%	$19.45	8/11/2010	$689	$1,605

(1)	With respect to each of the Named Officers, upon a change of control of the Company, the vesting of these options will automatically be accelerated.

(2)	Options granted on August 11, 2003 are exercisable beginning on August 11, 2004, with 25% of the options becoming exercisable on that date and then monthly thereafter (ratably), with full vesting on February 11, 2007. Each grant was made at an exercise price equal to the fair market value on the date of the grant.

(3)	Based on a total of 3,268,912 shares subject to options granted to employees under the Company’s Stock Plans.

(4)	The options have a term of 7 years, subject to earlier termination in certain events related to termination of employment.

(5)	The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate of projection of its future Common Stock price. Should the stock price go down, these options could expire worthless.

Aggregated Option Exercises as of December 31, 2003 and Year-End Option Values

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired		at 12/31/03		at 12/31/03(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

	($ amounts in thousands)
Guy Gecht	143,188	$1,324	264,375	235,875	$1,213	$1,861
Fred Rosenzweig	78,000	$1,117	358,583	185,417	$1,857	$1,429
Joseph Cutts	60,000	$551	84,725	151,125	$416	$931

(1)	This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.

(2)	This amount represents the market value of the underlying securities relating to “in-the-money” options at December 31, 2003 minus the exercise price of such options.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

      The following table sets forth information as of December 31, 2003 concerning securities that are authorized under equity compensation plans.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	11,470,870	$22.86	388,110
Equity compensation plans not approved by security holders	—	—	—

      This table does not include options outstanding at December 31, 2003, representing 16,477 shares with an average exercise price of $960.62 that were assumed in connection with business combinations where additional grants cannot be made.

      Of the shares in column (c) above, 360,897 were available for grant under the 1999 Plan and, of those 360,897 shares, 197,750 shares are subject to grant in any form authorized under the 1999 Plan, including restricted stock.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with Messrs. Gecht, Rosenzweig and Cutts in August 2003. The employment agreements provide that each executive’s employment shall continue to be “at will.” The employment agreements state an annual base salary, subject to any increases annually as the Company’s Board shall authorize from time to time in connection with an annual review and provides for such performance bonus amounts as the Company’s Board authorizes. The employment agreements contain certain provisions that take effect upon a change in control of the Company, voluntary resignation, termination for cause and termination for other reasons.

      The employment agreements provide that if the executive’s employment is involuntarily terminated, the executives shall be entitled to receive (i) their annual salary for twelve (12) months plus an amount equal to the bonus the executive would have earned had he been employed by the Company at the end of the year (prorated for the period of time worked), (ii) the vesting of additional options shall accelerate and become exercisable by the executive or the executive’s representative, as the case may be, as if the executive had remained continuously employed for a period of six (6) months following such termination, and such options shall remain exercisable for the period prescribed in the executive’s stock option agreements and (iii) COBRA coverage (Medical, Dental and Vision) paid for by the Company for twelve (12) months from the executive’s termination date if the executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.

      If the executive voluntarily resigns or is terminated for cause, the employment agreements do not provide for severance benefits.

      The employment agreements provide that upon a change of control, the executives shall be entitled to receive (i) their annual salary for twenty-four (24) months plus an amount equal to the bonus the executive would have earned had he been employed by the Company at the end of the year (prorated for the period of time worked), (ii) the vesting of all of their options shall accelerate in full and become exercisable by the executive or the executive’s representative, as the case may be, for one year from the executive’s termination date and (iii) COBRA coverage (Medical, Dental and Vision) paid for the Company for eighteen

(18) months from the executive’s termination date if the executive elects continuation coverage pursuant to COBRA, within the time period prescribed pursuant to COBRA.

      Any severance payments, except for the current bonus to which the executive is entitled to receive, shall be paid in a lump sum within thirty (30) days of the executive’s termination. The current bonus to which the executive is entitled to receive shall be paid in a lump sum within thirty (30) days of the date that the Company’s audit is complete for such year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

      The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

      The Compensation Committee (the “Committee”) of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

Compensation Philosophy and Objectives

      The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework based on the achievement of designated financial targets and individual contribution. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of twenty-one (21) specifically identified peer companies (the “Peer Companies”) and other selected companies with which the Company competes for executive talent.

•	Provide annual variable incentive awards that are based on the Company’s overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions.

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

      The three major components of the Company’s executive officer compensation are (i) base salary, (ii) incentive bonuses, and (iii) stock options.

      The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, which works with an independent executive compensation consulting firm that provides the Committee with executive compensation data drawn from a survey of twenty-one (21) similarly sized technology companies which have been identified as the Peer Companies.

      The positions of the Company’s CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, total cash compensation and stock option grants.

      Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

      Incentive Bonuses. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual total compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year and also includes a component for the executive’s individual contribution. The incentive plan sets a threshold level of Company performance based on both revenue and net income that must be attained before any incentives are awarded. Once the fiscal year’s threshold is achieved, specific formulas are in place to calculate the actual incentive payment for each officer. An incentive bonus target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of a percentage of the officer’s base salary for the year.

      Stock Options. The Company’s Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above average growth in share value and in retaining valued employees. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all stockholders.

      The Stock Plans authorize the Compensation Committee to award stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Compensation Committee. The size of initial and subsequent grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company’s industry. The exercise price per share of the stock options is equal to the closing price of a share of the Company’s Common Stock on the day prior to the date the options are granted.

      CEO Salary. The annual base salary for Mr. Gecht was established by the Compensation Committee on February 10, 2004, for the period January 1, 2004 to December 31, 2004. The Compensation Committee set Mr. Gecht’s base salary for 2004 at $570,000; this represents a $90,000 increase from 2003. Mr. Gecht’s base salary had been $480,000 since February 2001. The Compensation Committee’s decision was based on a review of salary levels paid to chief executive officers of the Peer Companies as well as Mr. Gecht’s performance in managing the increased complexity of the growing organization. Mr. Gecht’s 2003 fiscal year incentive bonus compensation was based on the actual financial performance of the Company in achieving designated corporate objectives and the performance of his duties in the rapidly evolving company and the challenging operating environment. Mr. Gecht’s incentive compensation was based on the incentive plan used for all executive officers and was considered “at risk” with no dollar guarantees. The option grant made to Mr. Gecht during the 2003 fiscal year was awarded within substantially the same timeframe the Compensation Committee granted stock options to other employees under the Company’s broad-based stock option program. The option grant made to Mr. Gecht was based upon his performance and leadership with the Company and placed a significant portion of his total compensation at risk, since the value of the option grant depends upon the appreciation of the Company’s Common Stock over the option term.

Compliance with Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to each of the corporation’s chief executive officer and the four other most highly compensated executive officers as of the end of the fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although the Company considers the impact of Section 162(m) when developing and implementing executive compensation programs, the Company believes that it is important and in the best interests of stockholders to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

The Company has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted By:

Jean-Louis Gassée
Member of the Compensation Committee

David Peterschmidt
Member of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Jean-Louis Gassée has served on the Compensation Committee of the Board of Directors from its formation in August 1992 through December 31, 2003. David Peterschmidt has served on the Compensation Committee of the Board of Directors from his appointment in May 2003 through December 31, 2003. No member of this Committee was at any time during the 2003 fiscal year or at any other time an officer or employee of the Company.

      No executive officer of the Company served on the board of directors or compensation committee of any entity that includes one or more members of the Board of Directors of the Company.

RELATED TRANSACTIONS

      In fiscal 2003, the Company entered into employment agreements with certain of its executive officers. See “Employment Agreements.” In addition, on December 15, 2003 the Company granted Mr. Cutts 40,000 shares of restricted stock of the Company, which vest over four years.

      Mr. Unterberg, a director of the Company, is a Chairman and co-founder of C.E. Unterberg Towbin, an investment banking firm. C.E. Unterberg Towbin was an initial purchaser in the Company’s Rule 144A Offering of 1.50% convertible senior debentures due in 2023. The Company sold the convertible debentures to the initial purchasers at a price of 97.40% of the principal amount. C.E. Unterberg Towbin purchased an aggregate of $48,000,000 in principal amount of the convertible debentures. In addition, C.E. Unterberg Towbin provided brokerage services to the Company in connection with the Company’s stock repurchase program that commenced in November 2003.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG ELECTRONICS FOR IMAGING, INC., NASDAQ US INDEX AND
NASDAQ COMPUTERS AND MANUFACTURERS INDEX

      The stock price performance graph below includes information required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

      The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100 in the Company’s Common Stock as compared with the NASDAQ US Index and the NASDAQ Computers and Manufacturers Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company’s relative stock price for the five-year period ending on December 31, 2003. All values assume reinvestment of dividends and are calculated at December 31 of each year.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

      The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for that year.

      The audit committee has reviewed and discussed these audited financial statements with management of the Company.

      The audit committee has discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

      Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors:

Gill Cogan
Member of the Audit Committee

Dan Maydan
Member of the Audit Committee

James S. Greene
Member of the Audit Committee

OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ JOSEPH CUTTS

Joseph Cutts
Secretary

Dated: April 29, 2004

      The company files annual reports, quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934 (Exchange Act). The public may read and copy any materials that the company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the company, that file electronically with the SEC. The public can obtain any documents that the company files with the SEC at http://www.sec.gov.

      The corporation also makes available free of charge through its Internet website (http://www.efi.com) the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after the company electronically files such material with, or furnishes it to, the SEC.

ANNEX A

ELECTRONICS FOR IMAGING, INC.

2004 EQUITY INCENTIVE PLAN

Adopted April 29, 2004; Approved By Stockholders [                    , 2004]

1.     Purposes.

      (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

      (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock appreciation rights, (iv) stock bonuses and stock units and (iv) rights to acquire restricted stock and restricted stock units.

      (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates, and to further align the interests of such persons and those of the Company’s stockholders.

2.     Definitions.

      (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means a committee or other person appointed by the Board in accordance with subsection 3(c) to which or whom, as applicable, certain administrative authority with respect to the Plan has been delegated.

      (e) “Common Stock” means the common stock of the Company.

      (f) “Company” means Electronics for Imaging, Inc., a Delaware corporation, and any successor.

      (g) “Consultant” means any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Affiliates in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Affiliates) to the Company or one of its Affiliates and who is selected to participate in the Plan by the Board; provided, however, that a person who is otherwise a Consultant shall be eligible to participate in the Plan only if such participation would not adversely affect the Company’s compliance with applicable laws and the Company’s ability to rely on a Securities and Exchange Commission Form S-8 Registration Statement to register the offer and sale of Common Stock with respect to awards granted under the Plan. Mere service as a Director or receipt of payment for service as a Director shall not be sufficient to confer “Consultant” status.

      (h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. For purposes of the Plan and any Award, if an Affiliate ceases to be a parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, a break in Continuous Service shall be deemed to have occurred with respect to each Participant employed by, a director of, or otherwise providing services to that Affiliate who does not continue as a Director or Employee or Consultant of the Company or another of its Affiliates that continues to be such a parent or subsidiary of the Company after giving effect to the transaction or other event giving rise to the change in status. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

      (i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

      (j) “Director” means a member of the Board.

      (k) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

      (l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

      (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (p) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

      (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

      (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

      (t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (v) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

      (w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

      (x) “Plan” means this Electronics for Imaging, Inc. 2004 Equity Incentive Plan.

      (y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

      (z) “Securities Act” means the Securities Act of 1933, as amended.

      (aa) “Stock Award” means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus, a stock unit and a right to acquire restricted stock or restricted stock units.

      (bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     Administration.

      (a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; the form(s) of the applicable Stock Award Agreement(s) (which need not be identical either as to type of Award or among Participants); and the number of shares with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

      (c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees. Any such Committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (i) to designate the officers and employees of the Company and its Affiliates who will receive grants of awards under the Plan, and (ii) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under the Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Committee: (i) a majority of the members of the acting Committee shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the acting Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more Outside Directors; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any Committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act must be duly and timely authorized by the Board or a Committee consisting solely of two or more Non-Employee Directors. To the extent required by any applicable listing agency, the Plan shall be administered by a Committee composed entirely of independent directors (within the meaning of the applicable listing agency).

      (d) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Board or Committee in good faith shall not be subject to review by anyone and shall be final, binding and conclusive on all Participants. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any award made under the Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

4.     Shares Subject to the Plan.

      (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 3,750,000 shares of Common Stock (the “Share Limit”).

      (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock and Restricted Stock Units), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a stock appreciation right award, only the actual number of shares delivered with respect to the award shall be counted against the share limit of this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Award, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall be available for subsequent Awards under the Plan. The foregoing adjustments to the share limits of the Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

      (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     Eligibility.

      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

      (b) Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

      (c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no Employee shall be eligible to be granted Options and/or stock appreciation rights covering more than the following applicable limit: (i) two million (2,000,000) shares in the aggregate as to awards granted to the Employee during the fiscal year of the Company in which the Employee is initially employed by the Company or an Affiliate, or (ii) one million (1,000,000) shares in the aggregate as to awards granted to the Employee during any subsequent fiscal year of the Company.

6.     Option Provisions.

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. Any Option not so designated shall be deemed to be a Nonstatutory Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

      (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (d) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a

Nonstatutory Stock Option), and subject to compliance with all applicable laws, by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

      (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

      (i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

      (j) Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

      (k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

      (l) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan. Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.     Provisions of Stock Awards Other than Options.

      (a) Stock Bonus and Stock Unit Awards. The Company may implement a cash bonus program pursuant to which cash bonuses under the program for a specified period of time are determined based on the achievement of performance targets established by the Board with respect to the relevant period. To the extent that a cash bonus is otherwise payable to an Employee, Director or Consultant pursuant to such a program, the Board may grant a stock bonus or stock unit award under the Plan to one or more of such persons in lieu of all or a portion of any cash bonus that such Participant would have otherwise received for the related performance period. Each stock bonus agreement and stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements and stock unit award agreements may change from time to time, and the terms and conditions of separate stock bonus agreements and stock unit award agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

(ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Stock units awarded under the stock unit award agreement may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, (a) the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement, and (b) stock units that have not vested as of the date of termination under the stock unit award agreement may be forfeited to the Company without consideration.

(iv) Transferability. Rights to acquire shares under the stock bonus agreement, as well as stock units, shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board shall determine in its discretion, so long as stock or units awarded remain subject to the terms of the applicable Stock Award Agreement.

(v) Payout of Stock Units. Each stock unit award shall be paid in an equivalent number of shares of Common Stock at the time specified by the Board in the applicable Stock Award Agreement and subject to such other conditions or procedures as the Board may impose in the Stock Award Agreement.

(vi) Dividend and Voting Rights. Unless otherwise provided in the applicable Stock Award Agreement, a Participant receiving a stock bonus award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any shares subject to the stock bonus that cease to be eligible for vesting (if applicable). Stock bonuses (to the extent not also entitled to receive cash dividends) and stock unit awards may include rights to receive dividend equivalents to the extent authorized, and on the terms and conditions established, by the Board. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the stock bonus or stock unit award, the Stock Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any stock bonus or stock unit awards which cease to be eligible for vesting.

      (b) Restricted Stock and Restricted Stock Unit Awards. Each restricted stock purchase agreement and restricted stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements and restricted stock unit award agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements and restricted stock unit award agreements need not be identical, but each restricted stock purchase agreement and restricted stock unit award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of the following provisions:

(i) Restricted Stock Awards.

(1) Grants. Stock acquired pursuant to each restricted stock purchase award shall be issued and registered in the name of the Participant to whom such restricted stock award was granted; provided, however, that such stock shall be held by the Company or its agent for the account of such Participant during the applicable vesting period (the “Restricted Stock”). As a condition to the receipt of any certificates representing the grant of a restricted stock award, each Participant shall deliver to the Company stock powers duly endorsed in blank by the Participant. None of the Restricted Stock may be sold, exchanged, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before such Restricted Stock is vested. The vesting period for Restricted Stock must be at least (a) one (1) year in the case of a restricted stock award subject to a vesting schedule based upon the achievement of specified performance goals by the Participant or (b) three (3) years in the case of a restricted stock award absent such performance-based vesting; provided that the Board may provide (in the applicable Stock Award Agreement or by an amendment thereto) that the award shall vest in full upon the occurrence of a Change in Control and the Board may provide for pro-rata vesting over the applicable period; further provided that Restricted Stock and Restricted Stock Unit awards may be granted under this Plan that do not comply with the preceding minimum vesting requirement as long as the aggregate number of shares of Common Stock issued with respect to such non-conforming awards granted under this Plan does not exceed 10% of the Share Limit. The Board shall not otherwise have the authority to waive vesting restrictions previously imposed upon restricted shares. Except with respect to any share repurchase option in favor of the Company in accordance with a vesting schedule or any Restricted Stock serving as security for indebtedness of the Participant to the Company under the terms of a pledge agreement (as may be applicable), at the end of the applicable vesting period with respect to any shares of Restricted Stock, or at such earlier time as otherwise provided for herein, all restrictions with respect to such Restricted Stock shall terminate, and the appropriate number of shares of Common Stock shall be transferred as soon as practicable to the Participant or the Participant’s beneficiary or estate, as the case may be.

(2) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement, but not less than the par value of each share subject to the award.

(3) Consideration. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board and subject to compliance with all applicable laws, according to a deferred payment or other arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(4) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(ii) Restricted Stock Unit Awards.

(1) Grants. A restricted stock unit shall represent a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Stock upon the terms and conditions set forth by the Board (“Restricted Stock Unit”). None of the rights with respect to Restricted Stock Units may be sold, exchanged, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before such Restricted Stock Units have vested and, unless otherwise expressly provided in the applicable Stock Award Agreement, the Stock subject to such Restricted Stock Units has been issued. The vesting period for Restricted Stock Units must be at least (a) one (1) year in the case of a Restricted Stock Unit award subject to a vesting schedule based upon the achievement of specified performance goals by the Participant or (b) three (3) years in the case of a Restricted Stock Unit award absent such performance-based vesting; provided that the Board may provide (in the applicable restricted stock unit award agreement or by an amendment thereto) that the award shall vest in full upon the occurrence of a Change in Control and the Board may provide for pro-rata vesting over the applicable period; further provided that Restricted Stock and Restricted Stock Unit awards may be granted under this Plan that do not comply with the preceding minimum vesting requirement as long as the aggregate number of shares of Common Stock issued with respect to such non-conforming awards granted under this Plan does not exceed 10% of the Share Limit. The Board shall not otherwise have the authority to waive vesting restrictions previously imposed upon restricted stock units. At the end of the applicable vesting period with respect to any Restricted Stock Unit, or at such earlier time as otherwise provided for herein, all restrictions with respect to such Restricted Stock Unit shall terminate, and the appropriate number of shares of Stock shall be delivered as soon as practicable to the Participant or the Participant’s beneficiary or estate, as the case may be. The Board in the Participant’s restricted stock unit award agreement may permit the Participant to elect the time of payout of vested Restricted Stock Units on such conditions or subject to such procedures as the Board may impose.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, (A) the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement and (B) Restricted Stock Units that have not vested as of the date of termination under the restricted stock unit award agreement shall terminate.

(iv) Dividend and Voting Rights. Unless otherwise provided in the applicable restricted stock purchase agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting. Restricted Stock Awards (to the extent not also entitled to receive cash dividends) and Restricted Stock Unit Awards may include rights to receive dividend equivalents to the extent authorized, and on the terms and conditions established, by the Board. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Restricted Stock Unit Award, the Stock Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Stock or Restricted Stock Unit Awards which cease to be eligible for vesting.

      (c) Stock Appreciation Rights.

(i) Authorized Rights. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

(1) Tandem Rights. A “Tandem Right” means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

(2) Concurrent Rights. A “Concurrent Right” means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(3) Independent Rights. An “Independent Right” means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

      (ii) Relationship to Options. Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The “Section 162(m) Limitation” provided in subsection 5(c) shall apply as well to the grant of stock appreciation rights.

      (iii) Exercise. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the “Section 162(m) Limitation,” no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8.     Covenants of the Company.

      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise (or vesting) of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     Use of Proceeds from Stock.

      Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.     Miscellaneous.

      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest or be delivered in accordance with the Plan, notwithstanding the provisions in the Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

      (b) Stockholder Rights. Except as otherwise expressly authorized by the Committee or this Plan, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such shares of Stock have been delivered to and are held of record by the Participant. No adjustments shall be made for dividends or other rights as a stockholder for which a record date is prior to the date of delivery.

      (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates)

exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (f) Withholding Obligations. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or one of its Affiliates shall have the right at its option to:

(i) require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Affiliates may be required to withhold with respect to such award event or payment; or

(ii) deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Affiliates may be required to withhold with respect to such cash payment.

      In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Board or applicable Committee may in its sole discretion (subject to compliance with applicable law) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Board or applicable Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

11.     Adjustments upon Changes in Stock.

      (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

      (c) Change in Control — Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) by a time established by the Board at or following the occurrence of such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) at or prior to such event.

12.     Amendment of the Plan and Stock Awards.

      (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any NASDAQ or securities exchange listing requirements. In addition, to the extent that the Board determines that any amendment to the Plan would materially increase the benefits accruing to Participants under the Plan, materially increase the number of securities which may be issued under the Plan, and/or materially modify the requirements for participation in the Plan, then the Board shall submit such an amendment for approval by the stockholders of the Company.

      (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

      (d) No Repricings Without Stockholder Approval. Notwithstanding anything else in this Plan to the contrary, in no case (except due to an adjustment contemplated by Section 11(a) or any repricing that may be approved by stockholders) shall the exercise or base price, as applicable, of an Option or stock appreciation right granted under the Plan be repriced (by amendment, cancellation and regrant, exchange or other means) after the date of grant of the award.

13.     Termination or Suspension of the Plan.

      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) No Impairment of Rights. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

14.     Effective Date of Plan.

      The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised or shares thereunder shall be delivered (or, in the case of a stock bonus or restricted stock award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.     Governing Law, Severability.

      (a) Choice of Law. The Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

      (b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

      (c) Captions. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (d) Non-Exclusivity of Plan. Nothing in the Plan shall limit or be deemed to limit the authority of the Board or other Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

This Proxy is Solicited on behalf of the Board of Directors of
ELECTRONICS FOR IMAGING, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 3, 2004

     The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints Guy Gecht and Joseph Cutts, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the proxies, to represent the undersigned at the 2004 Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC. to be held on Thursday, June 3, 2004 at 9:00 a.m., Pacific Daylight Time, at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders of Electronics for Imaging, Inc., or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ELECTRONICS FOR IMAGING, INC.

June 3, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê     Please detach and mail in the envelope provided.      ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2.	Proposal to approve the Company’s 2004 Equity Incentive Plan.	☐	☐	☐
NOMINEES:
o Gill Cogan o Jean-Louis Gassée o Guy Gecht o James S. Greene o Dan Maydan o Fred Rosenzweig o Thomas L. Unterburg o David Peterschmidt
☐	FOR ALL NOMINEES			3.	In their discretion, the Proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” ELECTION OF ALL THE NOMINEES FOR DIRECTORS, “FOR” PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
☐	FOR ALL EXCEPT (See instruction below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name, by authorized person.	■